PROGRESSIVE CAPITAL ACCUMULATION TRUST
                          579 Pleasant Street, Suite 4
                                Paxton, MA 01612
                     Tel: (508) 831-1171 Fax: (508) 831-1191





                              July 8, 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


Ladies and Gentlemen:


Reference is made to the Registration Statement for the Progressive Capital Accumulation Trust filed herewith on Form N-1A pursuant to Rule 485(b) of the Securities Act of 1933.


In connection with this filing, the Trust hereby acknowledges that:

1. Should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing;

2. The action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Trust from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

3. The Trust may not assert this action as defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.



                                Very truly yours,

                                    Progressive Capital Accumulation Trust

                                    BY: /s/ CHRISTOPHER Y. WILLIAMS
                                    Christopher Y. Williams, Vice President